EXHIBIT 23.1

Consent of Yount, Hyde & Barbour, P.C.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 being filed with the Securities and Exchange Commission of our report dated February 15, 2019, relating to our audit of the consolidated financial statements which report is incorporated by reference in the Registration Statement on Form 10 of MainStreet Bancshares, Inc. for the year ended December 31, 2018.

/s/ Yount, Hyde & Barbour, P.C.

August 7, 2019